Exhibit 2.n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 of our report dated May 21, 2008 relating to the financial statements, and the effectiveness of internal control over financial reporting of Gladstone Investment Corporation, which appear in such Post-Effective Amendment No. 2 to the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Post-Effective Amendment No. 2 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

January 13, 2009